UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: September 24, 2004

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-32261

Texas (State or other jurisdiction of incorporation or organization)	76-0362774 (I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into Material Definitive Agreement.

On September 24, 2004, ATP Oil & Gas Corporation (the “Company”) and Credit Suisse First Boston (the “Lender”) entered into Amendment No. 1, Consent, Waiver and Agreement to the First Lien Credit Agreement dated as of March 29, 2004 and Amendment No. 1, Consent, Waiver and Agreement to the Second Lien Credit Agreement dated as of March 29, 2004. The First Lien Credit Agreement is the Company’s $150.0 million secured term loan facility and the Second Lien Credit Agreement is the Company’s $35.0 million secured term loan facility. Capitalized terms are defined in the credit agreements and amendments for both liens.

The First Lien Credit Agreement was modified to effect the following:

•	increase the term loan borrowings by $35.0 million;

•	decrease the margin on any base rate loan from 8.5% to 5.25%;

•	decrease the margin on any LIBOR loan from 9.5% to 6.25%, and

•	eliminate the 2.00% floor for LIBOR.

The amendments also adjusted several of the financial covenants under the First and Second lien facilities. The adjustments:

•	eliminate the tightening of the Interest Coverage Ratio so that it remains no less than 2.50 to 1.00 for any consecutive four quarters beginning June 30, 2004 through maturity;

•	eliminate the tightening of the Maximum Leverage Ratio so that it remains no more than 3.00 to 1.00 at the end of any fiscal quarter beginning September 30, 2004 through maturity;

•	change the Proved Reserve Coverage Ratio and Proved Developed Producing Coverage Ratio covenants from quarterly to bi-annually beginning June 30, 2004 through maturity;

•	change the Debt to Reserve Amount from quarterly to annually beginning December 31, 2004 and eliminate the tightening of the Debt to Reserve Amount so that it remains no greater than $2.50 through maturity, and

•	increase the amount of Permitted Business Investments from $10.0 million to $25.0 million in any fiscal year and allow for Restricted Payments up to $5.0 million in any fiscal year.

Finally, under the First and Second lien facilities, the Lender consented to the repurchase of 1,926,837 of the 2,432,336 outstanding Second Lien Facility Warrants for a price not to exceed $11,561,022. The Second Lien Facility Warrants are warrants to purchase shares of the Company’s common stock at $7.25 per share and were issued on March 29, 2004 in connection with the closing of the Company’s secured term loan facilities.

The warrants were repurchased on September 24, 2004 for $6.00 per warrant which, in management’s estimation, represents the current fair value. Upon issuance of the warrants, the $4.2 million fair value of all the warrants at that date were accounted for as additional paid in capital and debt discount. The Company anticipates that the $11.6 million partial repurchase will be recorded as a charge to shareholder’s equity while the debt discount will continue to be amortized over the life of the loan.

Net proceeds from the additional borrowing were $18.4 million after the warrant repurchase and fees and expenses of $5.0 million. Of the $5.0 million, the Company anticipates that $4.9 million paid to the Lender will be capitalized and amortized over the remaining life of the loan and $0.1 million of third party legal fees will be expensed.

Item 9.01. — Financial Statements and Exhibits

(c) Exhibits

10.1	Amendment No. 1, Consent, Waiver and Agreement dated as of September 24, 2004 to the First Lien Agreement dated as of March 29, 2004, among ATP Oil & Gas Corporation, the Lenders, as administrative agent and as collateral agent for the Lenders.

10.2	Amendment No. 1, Consent, Waiver and Agreement dated as of September 24, 2004 to the Second Lien Agreement dated as of March 29, 2004, among ATP Oil & Gas Corporation, the Lenders, as administrative agent and as collateral agent for the Lenders.

99.1	Press Release dated September 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: September 29, 2004	By:	/s/ Albert L. Reese, Jr.
Albert L. Reese, Jr. Chief Financial Officer

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